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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

  FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2007

IXI Mobile, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51259	20-2374143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Shoreway Road, Suite 380, Belmont, California	94002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 551-0600

___________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 11, 2007, IXI Mobile, Inc. (the “Company”) entered into an equity line of credit arrangement (the “ELOC Arrangement) with Tailor-Made Capital Ltd. (“TMC”), an Israeli company affiliated with Meitav Investment House, which is a privately owned asset management and investment banking firm based in Israel. Pursuant to the terms of the ELOC Arrangement, the Company has the right to sell and TMC is obligated to purchase from the Company, from time to time, as specified in the related Securities Purchase Agreement (the “SPA”), up to an aggregate of $5,000,000 of shares of the Company's common stock (the “Shares”) at a discount to market of between 5% and 10%, depending on the market price of the common stock at the time of the sale, on a private placement basis pursuant to an exemption from registration provided under Section 4(2) of the Security Act of 1933, as amended.

The sale of Shares by the Company is subject to the Company having an effective registration statement (the "Registration Statement") with the U.S. Securities and Exchange Commission (the "Commission") for the resale by TMC of the Shares pursuant to a registration rights agreement between the Company and TMC (the "RRA"). Under the terms of the RRA, the Company must file the Registration Statement no later than January 10, 2008, and the Registration Statement must be declared effective by the Commission no later than April 9, 2008.

The ELOC Arrangement will remain in effect until the earlier of 24 months following the date that the Registration Statement is declared effective by the Commission and November 10, 2010, unless earlier terminated by the Company or TMC by its terms

In connection with the ELOC Arrangement, the Company paid TMC a commitment fee of 75,000 shares of the Company’s common stock (“Commitment Shares”) constituting "restricted securities" (within the meaning of Rule 144 under the Securities Act of 1934, as amended) and issued to TMC a five year warrant (the “Warrant”) to purchase up to 312,500 shares of the Company’s common stock (“Warrant Shares”) at an exercise price of $4.10 per share, which vests proportionally to the value of Shares purchased by TMC under the ELOC Arrangement at the time of such purchase. The Company has agreed to register the resale by TMC of the Commitment Shares and the Warrant Shares in the Registration Statement.

On November 14, 2007, the Company announced that it has reached an agreement with Landa Ventures Ltd. (“Landa Ventures”) on the conversion of $2.592 million principal amount of debt related to the loan agreements dated June 19, 2006 and March 28, 2007 and the conversion of Landa Venture's debt into shares of the Company's common stock at a conversion price of $3.60 per share and warrants to purchase shares of common stock at an exercise price of $4.10, expiring five years from the date of grant.. This amount, together with Landa Ventures' previous conversion, represents conversion of all of the Company's debt to Landa Ventures into shares of the Company's common stock. This conversion will result in the issuance of 720,000 shares of common stock and warrants to purchase 432,000 shares of common stock. The total interest savings from the two debt conversions is expected to be approximately $1.5 million.

The Company also announced that it has received and accepted binding subscriptions for a second tranche of a private placement of 1,280,000 shares of common stock at a price of $3.60 per share. The investors will also be issued warrants to purchase an aggregate of 768,000 shares of common stock at an exercise price of $4.10 expiring five years from the date of grant. The Company expects to close on the binding subscriptions within two weeks, raising total gross proceeds of approximately $9.7 million.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report does not constitute an offer of any securities to be sold in the private placement.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01, which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

4.1 Form of Subscription Agreement (incorporated by reference to Exhibit 4.1 to the Current Report filed by the Company on October 31, 2007).

4.2 Form of Warrant issued in debt conversion (incorporated by reference to Exhibit 4.2 to the Current Report filed by the Company on October 31, 2007).

4.3 Form of Warrant issued in private placement (incorporated by reference to Exhibit 4.3 to the Current Report filed by the Company on October 31, 2007).

4.4 Form of Warrant issued to Tailor-Made Capital Ltd.

10.1 Letter Agreement for Conversion of Debt, dated November 14, 2007

10.2 Stock Purchase Agreement with Tailor-Made Capital Ltd.

10.3 Registration Rights Agreement with Tailor-Made Capital Ltd.

99.1 Press release dated November 14, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXI MOBILE, INC.

Dated: November 14, 2007	By:	/s/ Gadi Meroz
Name: Gadi Meroz
Title: General Counsel

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